U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018 (June 26, 2018)

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐ Emerging growth company

Item 1.01	Entry into a Material Definitive Agreement

On June 26, iBio, Inc., a Delaware corporation (the “Company”), closed its previously announced public offering (the “Offering”) of (i) 4,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $0.90 per Share, (ii) 6,300 shares (the “Series A Preferred Shares”) of the Company’s newly designated Series A Convertible Preferred Stock, $0.001 par value (the “Series A Preferred Stock”) at the public offering price of $1,000 per Series A Preferred Share, and (iii) 5,785 shares (the “Series B Preferred Shares”) of the Company’s newly designated Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”) at the public offering price of $1,000 per Series B Preferred Share.

The Shares, Series A Preferred Shares and Series B Preferred Shares were issued pursuant to an underwriting agreement, dated June 21, 2018, entered into between the Company and A.G.P./Alliance Global Partners, as the sole underwriter, which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018.

In connection with the Offering, on June 26, 2018, the Company entered into an amendment (the “Amendment”) to that certain Share Purchase Agreement, dated January 13, 2016 (the “Purchase Agreement”), with Eastern Capital Limited (“Eastern”). Pursuant to the Purchase Agreement, Eastern was subject to a three(3)-year standstill agreement set forth in Section 4.7 of the Purchase Agreement (the “Standstill Provision”) that restricted additional acquisitions of the Company’s Common Stock by Eastern and its controlled affiliates to limit its beneficial ownership of the Company’s outstanding shares of Common Stock to a maximum of 38% (the “Eastern Beneficial Ownership Limitation”), absent approval by a majority of the Company’s Board of Directors. The Amendment increases the Eastern Beneficial Ownership Limitation to 48% and extends the restrictions under the Standstill Provision until June 26, 2020. In accordance with the terms of the Standstill Provision, as amended, the Company’s Board of Directors duly authorized the Company’s Chief Executive Officer to offer Eastern to purchase shares in the Offering, provided that, when taken together with all other equity securities of the Company beneficially owned by Eastern and its controlled affiliates following consummation of the Offering, Eastern and its controlled affiliates would not beneficially own more than 48% of the aggregate number of shares of Common Stock outstanding as of the closing of the Offering, including all shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, and provided, further, that Eastern agreed to extend the standstill restrictions for two (2) additional years beginning with the date of Eastern’s or its controlled affiliate’s purchase of securities in the Offering.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified by reference to, the full text of the Amendment which is, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2018, the Company filed with the Secretary of State of the State of Delaware (i) a certificate of designation of preferences, rights and limitations of the Series A Preferred Stock (the “Series A Certificate of Designation”), establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series A Preferred Stock, and (ii) a certificate of designation of preferences, rights and limitations of the Series B Preferred Stock (the “Series B Certificate of Designation”), establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series B Preferred Stock. The Series A Certificate of Designation and the Series B Certificate of Designation each became effective with the Secretary of State of the State of Delaware upon filing. Copies of the Series A Certificate of Designation and Series B Certificate of Designation are included in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On June 26, 2018, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of iBio, Inc.*
3.2	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of iBio, Inc.*
10.1	Amendment, dated June 26, 2018, to Share Purchase Agreement, dated January 13, 2016, between iBio, Inc. and Eastern Capital Limited, for the purchase of 6,500,000 shares of common stock*
99.1	Press Release, dated June 26, 2018, issued by iBio, Inc.*

*Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: June 26, 2018	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO